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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in Amendment No. 1 to this registration statement of our reports dated January 30, 2001 (except with respect to the matters discussed in Notes 9 and 19, as to which the date is March 23, 2001) included in Halliburton Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Dallas, Texas

August 29, 2001